Exhibit 99.1

    ECLIPSYS RELEASES FINANCIAL RESULTS FOR THE QUARTER ENDED MARCH 31, 2006

Boca Raton, FL -- May 2, 2006 -- Eclipsys Corporation(R) (NASDAQ: ECLP), The Outcomes Company(R), today released results for the quarter ended March 31, 2006.

FIRST-QUARTER RESULTS

Revenues for the quarter ended March 31, 2006, increased 19.4 percent to $100.8 million, compared with revenues of $84.4 million for the quarter ended March 31, 2005. On a GAAP basis, the first-quarter net loss was ($8.0) million or ($0.16) per common share on a basic and diluted basis in 2006 compared to a net loss of ($7.2) million, or ($0.15) per common share on a basic and diluted basis in the first-quarter of 2005. First-quarter 2006 net loss included the expense associated with adopting Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, which requires the expensing of stock options. Adoption of SFAS 123R reduced first-quarter 2006 earnings by $2.9 million, or $0.06 per common share on a basic and diluted basis.

First-quarter 2006 earnings also included a restructuring charge of $7.2 million, or $0.14 per common share, associated with certain headcount reductions to reduce costs and redirect spending into client related functions including customer support and professional services. Management expects to incur additional charges of $0.04 per common share on a basic and diluted basis in the second-quarter in connection with this restructuring. For comparative purposes, excluding the expense associated with SFAS 123R adoption and the restructuring charge, pro forma net income for the quarter was $2.0 million, or $0.04 per diluted share compared with a net loss of ($7.2) million, or ($0.15) per common share on a basic and diluted basis in the first-quarter of 2005, an improvement of $9.2 million or $0.19 per diluted common share. For year-over-year comparisons, it should be noted that SFAS 123R was first implemented for the quarter ended March 31, 2006, and prior periods do not include its effect.

The following table summarizes selected financial data:

                                                       In thousands, except per share data
                                                           Three months ended March 31,
                                           ------------------------------------------------------------
                                               2006            2005          $ Change        % Change
                                           ------------    ------------    ------------    ------------
Revenues                                   $    100,784    $     84,435    $     16,349            19.4%
Net loss                                         (8,047)         (7,161)           (886)          -12.4%
Earnings (loss) per share, basic and       $      (0.16)   $      (0.15)   $      (0.01)            N/A
diluted

                                                           Non-GAAP Pro Forma Results*
                                                           Three months ended March 31,
                                           ------------------------------------------------------------
                                               2006            2005          $ Change        % Change
                                           ------------    ------------    ------------    ------------
Revenues                                   $    100,784    $     84,435    $     16,349            19.4%
Pro forma net income (loss)*                      2,031          (7,161)          9,192           128.4%
Pro forma earnings (loss) per share,       $       0.04    $      (0.15)   $       0.19             N/A
basic and diluted*

*Excludes the effect of restructuring charge and implementation of SFAS 123R. A reconciliation of GAAP to non-GAAP pro forma results is included in the attached table.

        1750 Clint Moore Road, Boca Raton, FL 33487 o phone 561.322.4321
                     o fax 561.322.4320 o info@eclipsys.com

Eclipsys Releases Financial Results for the Quarter Ended March 31, 2006 May 2, 2006
Page 2 of 3

Operating cash flows were ($10.1) million for the quarter, compared to ($7.1) million in first-quarter 2005. Cash, cash equivalents and marketable securities were $118.2 million as of March 31, 2006. Days sales outstanding (DSOs) were 73 days, a sequential increase of four days. Deferred revenue (including current and long-term) was $112.9 million as of March 31, 2006, compared to $124.7 million as of December 31, 2005.

"We are pleased with the company's progress in Q1 2006 as we exceeded $100 million in revenues for the second consecutive quarter," said R. Andrew Eckert, Eclipsys president and chief executive officer. "The realignment of Eclipsys resources around our customers' requirements is paying significant dividends. We are seeing an increasing number of successful activations, as well as increased adoption of our advanced solutions by our customers. The release of Sunrise(TM)
4.5 XA(TM) gives us a technology platform and integrated solutions portfolio that makes us extremely competitive in more and more deals. Our pipeline is quite robust and the organization is responding well to the many meaningful changes we completed in the first quarter. With these recent developments, we are well-positioned to execute on new sales opportunities while achieving our goal to become the recognized leader in healthcare information technology client satisfaction."

INVESTOR TELECONFERENCE MAY 2

Eclipsys senior executives will discuss the results during an investor community teleconference scheduled for 8:30 a.m. Eastern time on Tuesday, May 2. Persons interested in participating in the teleconference should call (888) 428-4480 approximately 15 minutes before the conference is slated to begin. For listen-only mode, participants should go to WWW.ECLIPSYS.COM prior to the conference call to register and download the necessary audio software. An audio replay will be available at WWW.ECLIPSYS.COM for approximately 48 hours beginning at 12 noon Eastern on May 2.

NON-GAAP MEASURES

The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has provided net income and earnings per share information for the three month period ending March 31, 2006 on a non-GAAP pro forma basis to exclude the effect of the restructuring charge and implementation of SFAS 123R. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. The Company believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate understanding and evaluation of the Company's operating performance and future prospects, as well as comparisons with prior period results that did not include these charges. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management's effectiveness with specific reference to these indicators. The Company has provided reconciling information in the attachment to this release.

ABOUT ECLIPSYS

Eclipsys is a leading provider of advanced clinical, financial and management information software and service solutions to more than 1,500 healthcare facilities. Eclipsys empowers healthcare organizations to improve patient safety, revenue cycle management and operational efficiency through innovative information solutions. For more information, see www.eclipsys.com or email info@eclipsys.com.

Eclipsys Releases Financial Results for the Quarter Ended March 31, 2006 May 2, 2006
Page 3 of 3

Statements in this news release or the investor call referenced herein concerning the company's future financial results, operating performance, development efforts, and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Eclipsys has recently released new software that has not yet been widely implemented. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client's circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company's services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and contracts can be terminated or scope reduced under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Eclipsys Corporation and The Outcomes Company are registered trademarks of Eclipsys Corporation. Sunrise and XA are trademarks of Eclipsys Corporation. Other product and company names in this news release are trademarks and/or registered trademarks of their respective companies.

ECLIPSYS
Jason Cigarran                             Robert J. Colletti
Director of Media Relations (media)        Chief Financial Officer (investors)
(561) 322-4355                             (561) 322-4655
 jason.cigarran@eclipsys.com               investor.relations@eclipsys.com

                      ECLIPSYS CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                     (000's omitted, except per share data)

                                                THREE MONTHS ENDED
                                           ----------------------------
                                             MARCH 31,       MARCH 31,
                                               2006            2005          CHANGE $        CHANGE %
                                           ------------    ------------    ------------    ------------
REVENUES:
  Systems and services                     $     96,223    $     83,128    $     13,095            15.8%
  Hardware                                        4,561           1,307           3,254           249.0%
                                           ------------    ------------    ------------
    Total revenues                              100,784          84,435          16,349            19.4%
                                           ------------    ------------    ------------

COSTS AND EXPENSES:
  Costs of systems and services revenues         56,458          52,712           3,746             7.1%
  Costs of hardware revenues                      3,651           1,101           2,550           231.6%
  Sales and marketing                            16,269          17,729          (1,460)           -8.2%
  Research and development                       16,962          12,576           4,386            34.9%
  General and administrative                      5,640           4,356           1,284            29.5%
  Depreciation and amortization                   3,802           3,683             119             3.2%
  Restructuring charge                            7,198               -           7,198
                                           ------------    ------------    ------------
    Total costs and expenses                    109,980          92,157          17,823            19.3%
                                           ------------    ------------    ------------
Income (loss) from operations                    (9,196)         (7,722)         (1,474)          -19.1%
Interest income, net                              1,149             561             588           104.8%
                                           ------------    ------------    ------------
Income (loss) before income taxes                (8,047)         (7,161)           (886)          -12.4%

Provision for income taxes                            -               -               -
                                           ------------    ------------    ------------
Net income (loss)                          $     (8,047)   $     (7,161)   $       (886)          -12.4%
                                           ============    ============    ============

EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share            $      (0.16)   $      (0.15)   $      (0.01)            N/A
                                           ============    ============    ============
Diluted earnings (loss) per share          $      (0.16)   $      (0.15)   $      (0.01)            N/A
                                           ============    ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                            50,581          47,323
                                           ============    ============
Diluted                                          50,581          47,323
                                           ============    ============

                      ECLIPSYS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED
                                 (000's omitted)

                                             MARCH 31,     DECEMBER 31,
                                               2006           2005
                                           ------------   ------------
      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                $     36,214   $     76,693
  Marketable securities                          81,979         37,455
  Accounts receivable, net                       81,512         80,833
  Inventory                                       2,157          2,289
  Prepaid expenses                               21,263         17,909
  Other current assets                            1,204          2,184
                                           ------------   ------------
    Total current assets                        224,329        217,363

Property and equipment, net                      42,562         40,500
Capitalized software development costs,
 net                                             32,765         35,690
Acquired technology, net                            508            584
Intangible assets, net                            2,727          2,940
Deferred tax asset                                4,083          4,124
Goodwill, net                                     6,669          6,624
Other assets                                     19,479         20,964
                                           ------------   ------------
       Total assets                        $    333,122   $    328,789
                                           ============   ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Deferred revenue                         $     98,040   $    107,960
  Accounts payable                               22,490         26,103
  Accrued compensation costs                     15,772         15,974
  Deferred tax liability                          4,083          4,124
  Other current liabilities                      14,749         10,413
                                           ------------   ------------
    Total current liabilities                   155,134        164,574

Deferred revenue                                 14,827         16,772
Other long-term liabilities                         169          1,252

Stockholders' equity:                           162,992        146,191
                                           ------------   ------------
       Total liabilities and
       stockholders' equity                $    333,122   $    328,789
                                           ============   ============

                      ECLIPSYS CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                                 (000's omitted)

                                                        THREE MONTHS ENDED
                                                            MARCH 31,
                                                    ---------------------------
                                                        2006           2005
                                                    ------------   ------------
OPERATING ACTIVITIES:
  Net loss                                          $     (8,047)  $     (7,161)
  Adjustments to reconcile net loss to net cash
   used in operating activities
    Depreciation and amortization                          9,217          7,806
    Bad debt provision                                       518            450
    Stock compensation expense                             3,774            416
  CHANGES IN OPERATING ASSETS AND LIABILITIES
      Accounts receivable                                 (1,197)         5,348
      Inventory                                              132             80
      Other current assets                                (2,634)        (3,444)
      Other assets                                           647         (8,825)
      Deferred revenue                                   (11,864)         2,279
      Accrued compensation                                  (203)         1,265
      Other current liabilities                              636         (5,683)
      Other liabilities                                   (1,083)           416
                                                    ------------   ------------
      Total adjustments                                   (2,057)           108
                                                    ------------   ------------
        Net cash used in operating activities            (10,104)        (7,053)

INVESTING ACTIVITIES:
  Purchases of property and equipment                     (5,651)        (4,125)
  Purchases of marketable securities                    (245,563)      (138,018)
  Proceeds from sale of marketable securities            201,038        101,158
  Capitalized software development costs                  (1,576)        (6,427)
                                                    ------------   ------------
          Net cash used in investing activities          (51,752)       (47,412)

FINANCING ACTIVITIES:
  Proceeds from stock options exercised                   21,042          1,697
                                                    ------------   ------------
          Net cash provided by financing activities       21,042          1,697

Effect of exchange rate changes on cash and
  cash equivalents                                           335             81
                                                    ------------   ------------
Net decrease in cash and cash equivalents                (40,479)       (52,687)
Cash and cash equivalents, beginning of period            76,693        122,031
                                                    ------------   ------------
Cash and cash equivalents, end of period                  36,214         69,344
Marketable securities                                     81,979         36,860
                                                    ------------   ------------
Total Cash                                          $    118,193   $    106,204
                                                    ============   ============

                      ECLIPSYS CORPORATION AND SUBSIDIARIES
              RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA RESULTS
                     (000's omitted, except per share data)

                                             THREE MONTHS ENDED
                                                MARCH 31,
                                        ---------------------------
                                            2006          2005
                                        ------------   ------------
GAAP net loss                           $     (8,047)  $     (7,161)

Deduct:
  Share-based compensation expense(1)          2,880              -
  Restructuring charge(2)                      7,198              -
                                        ------------   ------------
Non-GAAP net income (loss)(3)           $      2,031   $     (7,161)
                                        ============   ============
GAAP loss per share                     $      (0.16)  $      (0.15)

Deduct:
  Share-based compensation expense(1)           0.06              -
  Restructuring charge(2)                       0.14              -
                                        ------------   ------------
Non-GAAP earnings (loss) per share(3)   $       0.04   $      (0.15)
                                        ============   ============

(1) On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the first-quarter of 2006, we recorded share-based compensation expense of $2.9 million as a result of adopting SFAS 123R. The impact of SFAS 123R was recorded in costs and expenses as follows:

                                         Three Months
                                            Ended
                                           March 31,
                                             2006
                                         ------------
Costs of systems & services revenues     $        811
Sales and marketing                               553
Research and development                          239
General and administrative                      1,277
                                         ------------
Total share-based compensation expense   $      2,880
                                         ------------

(2) This charge is associated with certain headcount reductions made in the first quarter to reduce costs and redirect spending into client related functions including customer support and professional services.

(3) These non-GAAP measures exclude the effect of first quarter restructuring charges and implementation of SFAS 123R, and are provided to facilitate evaluation of the company's operating performance and comparisons with prior period results that did not include these charges. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.